Exhibit 99.1

Lordstown Motors Reports First Quarter 2021 Financial Results

LORDSTOWN, OH (May 24, 2021) – Lordstown Motors Corp. (Nasdaq: RIDE), (“Lordstown Motors”), a leader in electric light duty trucks focused on the commercial fleet market, today released its first quarter 2021 financial results and provided a business outlook.

Key Business Highlights

●	Reported first quarter 2021 net loss of $125 million, capex of $53 million and cash of $587 million on March 31, 2021.
●	Timeline to Start of Production (SoP) in late-September 2021, which will be at limited capacity, remains on track. To-date, we have completed construction of 48 out of 57 prototypes and will begin pre-production vehicle (PPV) builds in July.
●	We have passed two of the most difficult crash tests – frontal and pole – and vehicles are performing as planned during other durability and validation tests; we continue to expect we can achieve a 5-star crash rating.
●	Retooling of stamping, assembly, body, and paint shops at our Lordstown plant are nearly complete.
●	Phase One of our battery line is installed and is in the commissioning phase, while our first electric hub motor line remains on track to begin equipment installation in July.
●	Revising upward our 2021 expectations for operating expenses by $115 million at the midpoint of the guidance range relative to guidance provided with our fourth quarter 2020 earnings release to reflect significantly higher spending related to: (1) completing our beta program, (2) conducting vehicle validation tests, (3) securing necessary parts/equipment for production, and (4) utilizing third-party engineering resources. As a result, we need to raise additional capital to complete our business plans and have begun those discussions.

Executive Commentary

“We are proud to have built 48 out of 57 of our beta vehicles and are on schedule to conclude the beta program approximately by the end of June,” stated Lordstown Motors’ Chairman and CEO Steve Burns. “We are incredibly satisfied with beta vehicle test results so far. We recently passed two of the most difficult crash tests and, as such, believe we remain on track to deliver a 5-star rated vehicle. We were also pleased with the mechanical performance of our Endurance at the San Felipe 250 race in Baja, Mexico last month, despite challenges that arose in predicting energy usage in the Mexican desert. We look forward to progressing along our path to commercialization as the beta program concludes this quarter, and conversations with future potential customers are expected to pick up.

However, we have encountered some challenges, including COVID-related and industry-wide related issues, as we progress towards our start of production deadline. These include significantly higher than expected expenditures for parts/equipment, expedited shipping costs, and expenses associated with third-party engineering resources. We secured a number of critical parts and equipment in advance, so we are still in a position to ramp the Endurance, but we do need additional capital to execute on our plans. We believe we have several opportunities to raise capital in various forms and have begun those discussions.

We are excited to showcase our plant, vehicle, technologies, and strategy at our upcoming Lordstown Week during the week of June 21 as we host investors, customers, partners, suppliers and the media at our Lordstown, Ohio facility.”

2021 Objectives and Financial Outlook

We are updating the financial outlook for 2021 that we previously provided with our fourth quarter 2020 earnings release. Revised guidance is as follows:

●	Expected Endurance production in 2021 will be limited and would at best be 50% of our prior expectations.
●	Expected capital expenditures of between $250 and $275 million.
●	Expected operating expenses of between $55 and $60 million in selling and administrative (S&A) costs and between $280 and $290 million in research and development (R&D) costs.
●	Expected year-end 2021 liquidity of between $50 and 75 million in cash and cash equivalents after giving effect to certain cost reductions and delayed investments.

As stated above, we are seeking additional capital to fund our business plans. We are pursuing an Advanced Technology Vehicle Manufacturing (“ATVM”) loan, which is in the due diligence phase, and tax credits and grants across multiple jurisdictions. We hope to complete the ATVM loan opportunity in the next few months.

As we begin to receive feedback from our initial customers throughout this quarter, we anticipate an acceleration of purchase commitments going into the second half of the year. Around that same time, we will also start targeting and following up with municipal and government fleets for potential and significant engagement opportunities.

Conference call Information

Lordstown Motors will host a conference call at 4:30 p.m. Eastern Time today (Monday, May 24, 2021). The call can be accessed via a live webcast that is accessible on the Events page of Lordstown Motors’ Investor Relations website at https://investor.lordstownmotors.com/. An archive of the webcast will be available shortly after the call.

Financial Results

Lordstown Motors Corp.

Consolidated Statement of Operations

(Amounts in thousands, except per share data)

	Three months ended	Three months ended
	March 31, 2021	March 31, 2020
Net sales	$—	$—
Operating expenses
Selling and administrative expenses	14,394	3,522
Research and development expenses	91,812	8,468
Total operating expenses	$106,206	$11,990
Loss from operations	$(106,206)	$(11,990)
Other (expense) income
Other (expense) income	(19,132)	126
Interest income (expense)	127	(1)
Loss before income taxes	$(125,211)	$(11,865)
Income tax expense	—	—
Net loss	$(125,211)	$(11,865)
Loss per share attributable to common shareholders
Basic & Diluted	$(0.72)	$(0.16)
Weighted-average number of common shares outstanding
Basic & Diluted	174,325	71,911

Lordstown Motors Corp.

Consolidated Balance Sheets

(Amounts in thousands)

	March 31, 2021	December 31, 2020
ASSETS:
Current Assets
Cash and cash equivalents	$587,043	$629,761
Accounts receivable	5	21
Prepaid expenses and other current assets	25,989	24,663
Total current assets	$613,037	$654,445
Property, plant and equipment	154,934	101,663
Intangible assets	11,111	11,111
Total Assets	$779,082	$767,219
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Accounts payable	$58,961	$32,536
Accrued and other current liabilities	8,041	1,538
Total current liabilities	$67,002	$34,074
Note payable	1,015	1,015
Warrants	7,750	101,392
Total liabilities	$75,767	$136,481
Stockholders’ equity
Class A common stock, $0.0001 par value, 300,000,000 shares authorized; 176,579,376 and 168,007,960 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	$18	$17
Additional paid in capital	962,949	765,162
Accumulated deficit	(259,652)	(134,441)
Total stockholders’ equity	$703,315	$630,738
Total liabilities and shareholder's equity	$779,082	$767,219

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About Lordstown Motors Corp.

Lordstown Motors Corp. is an Ohio-based original equipment manufacturer of light duty fleet vehicles, founded by CEO Steve Burns with the purpose of transforming Ohio's Mahoning Valley and Lordstown, Ohio, into the epicenter of electric-vehicle manufacturing. The company owns the 785 acre, 6.2 million square foot Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world's first full-size, all-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com.

Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,”

“projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our significant projected funding needs; the availability, timing and terms of any financing that we may pursue; our limited operating history; risks related to the rollout of our business and the timing of expected business milestones, including our ability to complete the engineering of the Endurance, to establish appropriate supplier relationships, to successfully complete testing and to start production of the Endurance in accordance with our projected timeline and budget; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; competition in the electric pickup truck market; our inability to retain key personnel and to hire additional personnel; our inability to develop a sales distribution network; and the ability to protect our intellectual property rights. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors Corp. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Carter W. Driscoll, CFA

lordstownIR@icrinc.com

Media

Ryan Hallett

lordstownmotors@ottoandfriends.com